Exhibit 99.1

Ivanhoe Energy receives Nasdaq deficiency letter relating to audit committee

VANCOUVER, Feb. 6, 2015 /CNW/ - Ivanhoe Energy Inc. (TSX: IE; Nasdaq: IVAN) (TSX: IE.DB) received a letter, dated February 3, 2015, from the Listing Qualifications Department of the NASDAQ Stock Market (Nasdaq) indicating that following the resignation of Robert Pirraglia from the company's board of directors on January 18, 2015, as disclosed in the company's January 19, 2015 news release, the company fails to comply with Listing Rule 5605.

Listing Rule 5605 requires a listed company to have an audit committee comprised of at least three independent members. Mr. Pirraglia's resignation reduced the number of independent directors on the company's audit committee from three to two.

The Nasdaq letter provides that, consistent with Listing Rule 5605(c)(4), Nasdaq will grant the company the following cure period to regain compliance with the audit committee membership requirements: (i) until the earlier of the company's next annual shareholders' meeting or January 18, 2016; or, (ii) if the next annual shareholders' meeting is held before July 17, 2015, then the company must evidence compliance no later than July 17, 2015.

Ivanhoe Energy is an independent international heavy oil exploration and development company focused on pursuing long-term growth using advanced technologies, including its proprietary heavy oil upgrading process (HTL®). For more information about Ivanhoe Energy Inc. please visit www.ivanhoeenergy.com.

FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this document, the words such as "could," "plan," "estimate," "expect," "intend," "may," "potential," "should," and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements and other risks are disclosed in Ivanhoe Energy's 2013 Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

SOURCE Ivanhoe Energy Inc.

%CIK: 0001106935

For further information: Investors: Bill Trenaman, +1.604.331.9834; Media: Bob Williamson, +1.604.512.4856

CO: Ivanhoe Energy Inc.

CNW 17:30e 06-FEB-15